Exhibit 1.01

Roku, Inc.

Conflict Minerals Report

For the period January 1, 2018 to December 31, 2018

This Conflict Minerals Report (the “Report”) of Roku, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the period January 1, 2018 to December 31, 2018 (the “Current Period”).

The Rule requires disclosure of certain information when gold, columbite-tantalite (coltan), cassiterite and wolframite, and their derivatives, tantalum, tin and tungsten (“Conflict Minerals”) are necessary to the functionality or production of the products that the company manufactures or contracts to manufacture. The Rule relates to the sourcing of Conflict Minerals from certain “Covered Countries,” which are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, Conflict Minerals are necessary to the functionality or production of certain of the Company’s products.

References to our websites and information available through these websites are not intended to incorporate the websites or that information into the Report.

The hardware products that the Company manufactured or contracted to manufacture contained Conflict Minerals necessary to the functionality or production of those products, including our players, speakers and other electronics (collectively, the “Covered Products”). This Report applies to Covered Products the manufacture of which was completed during the Current Period.

Forward-Looking Statements

This Report may contain forward-looking statements that reflect our expectations with respect to our Conflict Minerals program. Statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, due diligence and risk mitigation efforts, strategy, and future reporting constitute forward-looking statements that involve risks and uncertainties. These forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, some of which may be outside of our control, and which could cause actual events to differ materially from those expressed or implied by the statements made herein. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers, third-party audit programs or others as well as the possibility of future statutory and regulatory changes.

Reasonable Country of Origin Inquiry

For the Current Period, the Company conducted a good faith reasonable country-of-origin inquiry (“RCOI”) regarding the Conflict Minerals necessary to the Covered Products that was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The RCOI consisted principally of requesting that our direct suppliers provide us with country-of-origin information on the Conflict Minerals used in Covered Products. Based on the information we received, we have reason to believe that some of the Conflict Minerals contained in the Covered Products may have originated from Covered Countries.

Conflict Minerals Due Diligence Program Design

We designed our Conflict Minerals due diligence program to conform, in all material respects, to the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplement on Gold and Supplement on Tin, Tantalum and Tungsten, consistent with the Company’s position as a downstream company.

OECD Guidance Step 1: Maintain Strong Company Management Systems

•	We have adopted a written policy statement on Conflict Minerals which is publicly available on our website at https://ir.roku.com/corporate-governance/governance-overview.

•	We have organized an internal team, which includes members from our operations, legal, and finance organizations, that is responsible for overseeing our Conflict Minerals program.

•	Our Conflict Minerals team reports its findings to our Vice President of Finance and our General Counsel.

•

We request that our in-scope suppliers report to us on an annual basis on the use of Conflict Minerals in their products using the Conflict Minerals Reporting Template (the “CMRT”) published by the Responsible Minerals Initiative (the “RMI”).

•	We maintain a grievance hotline for reporting policy violations.

OECD Guidance Step 2: Identify and Assess Risks in the Supply Chain

•	We sent a request for our in-scope suppliers to submit to us a completed CMRT.

•	We followed up with suppliers on incomplete or inconsistent CMRT submissions.

•

We compared the smelters and refiners identified by suppliers as potentially supplying Conflict Minerals for use in the Covered Products against the list of smelters and refiners that are conformant with the RMI’s Responsible Minerals Assurance Process (“RMAP”) assessment protocols.

OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	We contact our suppliers that report the use of smelters or refiners that may not be RMAP-compliant to confirm whether they have discontinued use of such smelter or refiner.

•	We ask our suppliers to encourage smelters or refiners that are not conformant with RMAP to participate in the RMAP.

•

If we determine that a supplier is sourcing Conflict Minerals that may be financing armed conflict or human rights abuses in the Covered Countries, we will determine an appropriate course of action to engage with that supplier, which may include requesting that the supplier remove a red-flag smelter or refiner from its supply chain.

OECD Guidance Step 4: Support the Development and Implementation of Independent Third-Party Audits

•	We do not have a direct relationship with the smelters and refiners, and we rely on the independent audits of smelters and refiners that the RMI (and similar organizations) conduct through the RMAP.

OECD Guidance Step 5: Report on Supply Chain Due Diligence

•	We expect to publish our Conflict Minerals Report on an annual basis. This Report is available on our website at https://ir.roku.com/financial-information/sec-filings.

Due Diligence Results

Smelters and Refiners Identified

Based on the information provided by our suppliers for the Current Period, we have reason to believe that some of the Conflict Minerals used in the Covered Products originated from Covered Countries. In certain cases, information provided by our in-scope suppliers was incomplete or unverifiable and we were unable to determine the country of origin of all of the Conflict Minerals necessary to the manufacture of the Covered Products. In addition, certain of our suppliers provided us with smelter and refiner information on a company-wide basis and not on a product-specific basis, and as a result some of the smelters or refiners identified may not actually supply Conflict Minerals for use in the Covered Products.

The suppliers identified 241 smelters and refiners, and we evaluated each of them based on the RMAP audit. Based on RMAP audit information provided by the RMI, as of April 30, 2019, 238 were considered “conformant” and three were considered “active,” or undergoing assessment.

The results of our due diligence on the Conflict Minerals used in Covered Products for the Current Period are as set forth below:

	Tin	Tantalum	Tungsten	Gold	Total
Total number of smelters or refiners	66	36	39	100	241

Total number (%) of “Conformant” or “Active” smelters or refiners	66 (100%)	36 (100%)	39 (100%)	100 (100%)	241 (100%)
Total number (%) of “Conformant” smelters or refiners	66 (100%)	36 (100%)	39 (100%)	97 (97%)	238 (99%)
Total number (%) of “Active” smelters or refiners	0	0	0	3 (3%)	3 (1%)

Our supply chain with respect to the Covered Products is complex, and, as a downstream purchaser, we are many steps removed from the mining and smelting or refining of the Conflict Minerals. Accordingly, we do not have direct relationships with smelters and refiners of Conflict Minerals. We believe the smelters and refiners are in the best position in the supply chain to determine the origin of the ores, and tracing these minerals to their sources is a challenge that requires us to enlist our suppliers in our efforts to achieve supply chain transparency, including our effort to obtain information regarding the origin of the Conflict Minerals. The information provided by suppliers may be inaccurate or incomplete or subject to other irregularities. Because of our relative location within the supply chain in relation to the actual extraction, transport, smelting, and refinement of Conflict Minerals, our ability to verify the accuracy of information reported by suppliers is limited. We also rely on third-party organizations to determine the accuracy of representations that upstream producers are “conflict-free,” and are not in a position to independently determine the “conflict-free” nature of Conflict Minerals used in the Covered Products for the Current Period. Attached as Appendix A is a list of the smelters and refiners reported to us by our in-scope suppliers for the Current Period.

Efforts to Determine Mine or Location of Origin

We requested mine or location of origin information from each of our direct suppliers in order to determine the country of origin of the Conflict Minerals in our supply chain. Based on country-of-origin information provided by our suppliers:

•

The Conflict Minerals contained in Covered Products that may have originated from the Covered Countries may have come from one or more of the following: Burundi, Democratic Republic of the Congo, or Rwanda.

•

The Conflict Minerals contained in Covered Products that may have originated outside the Covered Countries may have come from one or more of the following: Australia, Bolivia, Brazil, Canada, Chile, China, Ethiopia, India, Indonesia, Japan, Kazakhstan, Laos, Morocco, Mozambique, Myanmar, Namibia, Nigeria, Peru, Philippines, Portugal, Russian Federation, Sierra Leone, Thailand, United States of America, Vietnam, or Zimbabwe.

We note that the country-of-origin information provided by our suppliers was incomplete. While we contacted our suppliers to obtain more complete country-of-origin information, we were unable to obtain complete country-of-origin information as of the date of this Report.

Steps to be Taken to Mitigate Risk

Following the Current Period, we have taken, or intend to take, the following actions to mitigate the risk that the Conflict Minerals in the Covered Products could finance armed groups in the Covered Countries:

•

We adopted a Conflict Minerals Policy Statement, which is available on our website at https://ir.roku.com/corporate-governance/governance-overview and clarifies our expectations regarding the conflict-free status of Conflict Minerals used by our suppliers.

•	We will continue to engage with our suppliers to obtain additional visibility into the sourcing of Conflict Minerals in our supply chain.

•	We will encourage our suppliers to engage with their upstream smelters and refiners to ensure that they become or remain RMAP-conformant.

•	We will continue to develop strategies to address incidents and allegations concerning the Conflict Minerals used in our supply chain as they arise.

Appendix A

List of Smelters and Refiners

Metal	Name of Smelter or Refiner	Smelter or Refiner Country
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery—Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Geib Refining Corporation	United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	HeeSung Metal Ltd.	Korea, Republic of
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China

Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Marsam Metals	Brazil
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa

Gold	Remondis Argentia B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Safimet S.p.A	Italy
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Ltd.	Japan

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States of America
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Power Resources Ltd.	North Macedonia, Republic of
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State of)

Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States of America
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia

Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China